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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of report (date of earliest event reported): July 17, 2003

                             COMMUNITY BANCORP INC.
             (Exact name of registrant as specified in its charter)

     Delaware                       Commission File Number:       33-0859354
(State of other jurisdiction of         000-26505             (I.R.S. Employer
 Incorporation or organization                               Identification No.)

          900 Canterbury Place, Suite 300, Escondido, California 92025
                    (Address of principal executive offices)

                                 (760) 432-1100
              (Registrant's telephone number, including area code)


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ITEM 7. EXHIBITS


Exhibit
No.               Description
-------           -----------

99.1              Press Release dated July 17, 2003




ITEM 9. REGULATION FD DISCLOSURE (Information being provided under Item 12 of Form 8-K)

     On July 17, 2003 the Company issued a press release announcing earnings for the quarter ended June 30, 2003 and made publicly available certain supplemental information. The press release is attached to this current report as Exhibit
99.1 and is incorporated by reference to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2003

                                       Community Bancorp Inc.



                                       By: /s/ Thomas E. Swanson
                                           ---------------------------
                                           Thomas E. Swanson
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
Number            Description

99.1              Press Release dated July 17, 2003

                                                                   Exhibit 99.1


 Community Bancorp Reports 91% Increase in Net Income to $1.4 Million for the Quarter and $2.5 Million for the First Six Months


    ESCONDIDO, Calif.--(BUSINESS WIRE)--July 17, 2003--Community Bancorp Inc. (Nasdaq:CMBC) today reported record net income of $1.4 million, or $0.36 per diluted share, for the second quarter of 2003, compared to $713,000, or $0.20 per diluted share, for the second quarter of 2002. For the six months ended June 30, 2003, net income increased to $2.5 million, or $0.66 per diluted share, compared to $1.3 million, or $0.37 per diluted share, for the same period last year.
    Profitability ratios have improved significantly for the Company. Return on average equity (ROE) increased to 24.05% for the second quarter 2003, compared to 15.93% for the second quarter last year. For the first six months, ROE increased to 22.60%, compared to 14.73% for the same period a year ago. For the second quarter, return on average assets (ROA) increased to 1.27%, compared to 0.71% for the comparable period last year. Year to date, ROA dramatically increased to 1.17%, compared to 0.67% for the first six months of 2002. Improved efficiencies, continued growth in loans and deposits and an expanding net interest margin are the major contributors to the significant improvement in overall profitability.
    "We are excited about our year-to-date results," stated Tom Swanson, CEO. "For the last several years our goal has been to build a strong, efficient and profitable organization. As a strong institution, I am pleased to announce that we have made great progress on profitability and efficiency. We have done so by focusing on expense control, improved net interest income and other income. The efficiency ratio improved to 62% for the second quarter 2003, compared to 74% for the second quarter 2002, a significant improvement that we have worked hard to achieve."
    Loan production increased 37% for the quarter. In the second quarter of 2003, originations were $84.4 million, compared to $61.5 million in the second quarter last year. "Demand for all of our loan products remains high. SBA loan origination was 31% of our loan production in the second quarter, and 28% of production year to date," stated Bruce Mills, CFO. "As a percent of revenues (net interest income plus non-interest income), gain on sale of loans was 18% of total revenues for the second quarter and year to date. While revenues from gain on sale of SBA loans are an important source of income, our goal is to maintain such revenue between $1.0 million and $1.5 million pre-tax per quarter."
    Deposits were $373.1 million as of June 30, 2003, compared to $339.9 million as of June 30, 2002. Retail deposits increased 16% to $322.8 million, compared to $277.3 million last year, while wholesale deposits decreased 20% to $50.3 million from $62.6 million a year ago. Non-interest bearing deposits have increased 50% to $63.8 million as of the end of the quarter, compared to $42.4 million a year earlier. Net loans grew 21% to $373 million from $309 million a year ago, and total assets grew 9% to $439 million, compared to $404 million at the end of the second quarter last year.
    "We continue to focus on expanding our lower cost deposit relationships, which has led to an improving liability mix," continued Swanson. "Transaction accounts, including demand deposits, interest bearing checking, savings and money market accounts, have increased 18%, and now represent 43% of total average deposits, compared to 39% a year earlier. This important change in our liability mix has led to a 69-basis-point decline in the overall cost of deposits from 2.16% for the second quarter 2002 to 1.47% for the second quarter 2003. Low cost deposit accumulation will continue to be a major focus of the Company. Our net interest margin has increased 70 basis points from 4.28% for the quarter ended June 30, 2002, to 4.98% for the quarter ended June 30, 2003."
    Non-performing loans have declined to $2.6 million as of June 30, 2003, compared to $2.8 million as of June 30, 2002. Net of government guarantees, non-performing loans as a percent of gross loans have declined from 0.34% as of June 30, 2002, to 0.20% as of June 30, 2003. Non-performing assets increased slightly from $3.0 million as of June 30, 2002, to $3.3 million as of June 30, 2003. Net of government guarantees, non-performing assets as a percent of total assets were 0.33% as of June 30, 2003, compared to 0.26% as of June 30, 2002.
    The total reserve for loan losses was $4.5 million at June 30, 2003, compared to $3.3 million a year ago. The allowance for loan losses now represents 1.21% of gross loans, up from 1.06% a year ago. The allowance for loan losses to loans held for investment was 1.38% as of June 30, 2003, compared to 1.19% as of June 30, 2002. The provision for loan losses was $340,000 in the second quarter 2003, compared to $233,000 for the second quarter 2002. The increase in the provision and reserve levels is due to the growth in the loan portfolio combined with the uncertainties of the economy.
    Net interest income before the provision for loan losses increased 25% to $5.0 million for the quarter, compared to $4.0 million in the second quarter last year, a result of increased interest earning assets and a lower cost of funds. Other operating income remained flat at $1.8 million for the second quarter of 2003 when compared to a year earlier. Operating expenses declined 3% to $4.2 million, compared to $4.4 million in the second quarter last year. Expenses during the second quarter 2002 included significant non-recurring expense due to the relocation to the Company's new corporate headquarters.
    Community National Bank is a subsidiary of Community Bancorp, a $439 million financial institution headquartered in Escondido, California. The bank's primary focus is community banking and commercial lending, with an additional SBA lending niche. The bank serves northern San Diego County and southwest Riverside County with retail banking offices in Fallbrook, Temecula, Escondido, Bonsall and Vista, and has an additional 5 SBA loan production offices in California that originate loans in California, Arizona, Nevada and Oregon. The bank has nine SBA loan production offices located throughout the state of California.

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data)

                    2nd Qtr.     Quarter Ended      Year To Date Ended
                    Percent         June 30,              June 30,
INTEREST INCOME     Change      2003       2002       2003       2002

 Interest and fees
  on loans                    $6,344     $5,815    $12,413    $11,411
 Interest on cash
  equivalents                     32         88         58        146
 Interest-earning
  deposits with
  banks                            1          1          4          4
 Interest on trading
  securities                      31          -         89          -
 US Treasury, govt.
  agencies & other
  securities                     228        339        487        530

Total Interest
 Income                 6%     6,636      6,243     13,051     12,091

INTEREST EXPENSE
 Deposits                      1,362      1,870      2,848      3,878
 Other borrowed
  money                          272        400        558        740

Total Interest
 Expense              -28%     1,634      2,270      3,406      4,618

Net interest income    26%     5,002      3,973      9,645      7,473
Provision for loan
 losses                          340        233        721        479

Net Interest Income
 After Loan Loss
 Provision             25%     4,662      3,740      8,924      6,994

OTHER OPERATING
 INCOME
 Net gain on sale of
  loans                        1,234      1,467      2,371      2,354
 Loan servicing
  fees, net                      163        108        315        196
 Customer service
  charges                        181        135        368        275
 Loss on other
  repossessed assets               -        (49)         -        (49)
 Other fee income                206        175        512        390

Total Other
 Operating Income      -3%     1,784      1,836      3,566      3,166

OPERATING EXPENSES
 Salaries and
  employee benefits            2,383      2,221      4,721      4,350
 Occupancy                       322        380        639        676
 Telephone                        64         84        124        155
 Premises and
  equipment                       75         72        130        138
 Data processing                 174        146        334        316
 Depreciation                    204        366        414        524
 Marketing and
  promotions                      70         93        126        147
 Professional
  services                       288        237        605        418
 Director, officer
  and employee
  expenses                       152        129        290        229
 Office expenses                 154        142        316        250
 Other                           339        485        658        727

Total Other
 Operating Expenses    -3%     4,225      4,355      8,357      7,930

 Income before
  income taxes                 2,221      1,221      4,133      2,230
 Income tax                      858        508      1,646        927

NET INCOME             91%    $1,363       $713     $2,487     $1,303

Per Share Data(1)
 Basic earnings per
  common share                 $0.38      $0.20      $0.69      $0.38

 Earnings per common
  share - assuming
  dilution                     $0.36      $0.20      $0.66      $0.37

Weighted average
 shares outstanding        3,603,509  3,501,134  3,582,301  3,465,954
Weighted average
 shares outstanding
 including Dilutive effect
 of stock options          3,821,984  3,608,704  3,776,485  3,565,418


CONSOLIDATED BALANCE SHEET
(unaudited)
(dollars in thousands)

                                 %       June 30,  Dec. 31,  June 30,
                                Chg.       2003      2002      2002
ASSETS:
Cash and cash equivalents
 (including restricted
 cash of $1,152 at Dec. 31,
 2002)                                    $28,792   $22,656   $59,761
Interest bearing
 deposits in financial
 institutions                                  99        99        99
Investments
 Trading securities,
  at fair value                             3,150    16,076         -
 Held-to-maturity, at
  amortized cost                           14,242    20,770    23,315
 Available-for-sale,
  at estimated fair
  value                                     3,691         -         -
 Federal Reserve Bank
  & Federal Home Loan
  Bank stock, at cost                       2,286     1,548     2,388

Loans held
 for investment                 19%       328,685   290,537   275,767
 Less allowance for
  loan losses                              (4,530)   (3,945)   (3,276)

  Net loans held for
   investment                             324,155   286,592   272,491
Loans held for sale             31%        43,975    52,879    33,623
Premises and equipment, net                 3,876     4,179     4,444
Other real estate owned                       721         -       197
Accrued interest and
 other assets                               8,616     5,788     4,447

Income tax receivable                          89       309        79
Deferred tax asset, net                     1,686     1,705     1,240
Servicing assets, net                       2,901     2,617     1,946
Interest-only strips,
 at fair value                                525       480       396

  Total assets                   9%      $438,804  $415,698  $404,426


LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
 Interest bearing                4%      $309,269  $312,514  $297,521
 Non-interest bearing           50%        63,789    51,438    42,407

   Total deposits               10%       373,058   363,952   339,928

Trust Preferred Securities                 10,000    10,000    10,000
Other borrowings                           26,192    15,500    31,450
Reserve for losses on
 commitments to extend
 credit                                       190       174       260
Accrued expenses and other
 liabilities                                5,900     5,499     4,083

  Total liabilities              8%       415,340   395,125   385,721

Shareholders' equity
 Common stock, $ .625 par value;
  authorized 10,000,000 shares,
  issued and outstanding, 3,629,000
  at June 30, 2003; 3,542,000 at
  December 31, 2002; and 3,335,000 at
  June 30, 2002                             2,268     2,214     2,084
Additional paid-in capital                 11,058    10,734     9,380
Unrealized gains on available for
 sale securities, net of income taxes          26         -         -
Retained earnings                          10,112     7,625     7,241

  Total shareholders'
   equity                       25%        23,464    20,573    18,705

  Total liabilities and
   shareholders' equity          9%      $438,804  $415,698  $404,426



CONSOLIDATED FINANCIAL RATIOS
                                      Quarter Ended     Year To Date
                                         June 30,          June 30,
                                      2003     2002     2003     2002

Annualized return on average assets   1.27%    0.71%    1.17%    0.67%
Annualized return on average equity  24.05%   15.93%   22.60%   14.73%
Efficiency ratio                     62.26%   74.34%   63.26%   74.20%
Annualized net interest margin        4.98%    4.28%    4.89%    4.17%
Book value per share (adjusted for
 stock dividends)                    $6.47    $5.34


NON-PERFORMING ASSETS
                                             Quarter Ended       At
                                                 June 30,     Dec. 31,
                                              2003    2002      2002

Non-accrual loans                           $2,621  $2,817     $2,254
Loans past due 90 days or more                   -       -          -
Restructured loans                               -       -          -

Total non-performing loans                   2,621   2,817      2,254
OREO                                           721     197          -

Total non-performing assets                 $3,342  $3,014     $2,254

Total non-performing loans/gross loans        0.70%   0.91%      0.65%
Total non-performing assets/total assets 0.76% 0.75% 0.54% Total non-performing loans net of
 guarantees/gross loans                       0.20%   0.34%      0.19%
Total non-performing assets net of
 guarantees/total assets                      0.33%   0.26%      0.16%


ALLOWANCE FOR LOAN LOSSES
                                        Quarter Ended    Year To Date
                                            June 30,        June 30,
                                         2003    2002    2003    2002

Balance at beginning of period         $4,266  $3,039  $3,945  $2,788
Provision for loan losses                 340     233     721     479
Recovery of (provision for) reserve for
 losses on commitments to extend credit    (6)     19     (16)     25
Charge offs (net of recoveries)           (70)    (15)   (120)    (16)

Balance at end of period               $4,530  $3,276  $4,530  $3,276

Loan loss allowance/gross loans          1.21%   1.06%
Loan loss allowance/loans held for
 investment                              1.38%   1.19%
Loan loss allowance/non-performing
 loans                                 172.83% 116.29%
Loan loss allowance/total assets         1.03%   0.81%
Loan loss allowance/non-performing
 assets                                135.55% 108.69%
Loan loss allowance/non-performing
 loans, net of guarantees              617.17% 307.03%
Loan loss allowance/non-performing
 assets, net of guarantees             311.34% 307.03%


AVERAGE BALANCES
                                   Quarter Ended        Year To Date
                                      June 30,            June 30,
                                   2003      2002      2003      2002

Average assets                 $430,681  $399,299  $424,362  $387,112
Average equity                  $22,671   $17,899   $22,012   $17,696
Average net loans (includes
 LHFS)                         $362,734  $324,659  $356,037  $323,113
Average deposits               $371,059  $347,295  $363,425  $340,705
Average interest earning
 assets                        $402,834  $371,909  $398,073  $361,242


    CONTACT: Community Bancorp Inc.
             Thomas E. Swanson, 760-432-1100
             www.comnb.com